EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated January 20, 2000, accompanying the consolidated financial statements included in the Annual Report of Bay Bancshares, Inc. and Subsidiaries on Form 10-KSB for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Bay Bancshares, Inc. and Subsidiaries on Forms S-8 (File No. 333-76387, effective April 15, 1999 and File No. 333-45583, effective February 4, 1998).

/s/ GRANT THORNTON LLP
Grant Thornton LLP

Houston, Texas
March 29, 2000